The State of Texas

Secretary of State

I, Roger Williams, Secretary of State of the State of Texas, DO HEREBY CERTIFY that according to the records of this office,

DAVID B RAE

qualified as a Notary Public for the State of Texas on March 19, 2004, for a term ending on March 19, 2008.

January 8, 2007

Roger Williams
Secretary of State
ST/clk

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "AEROLEO INTERNACIONAL, LLC", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF OCTOBER, A.D. 2006, AT 5:20 O'CLOCK P.M.

ANTONIO ERNESTO PASQUALIN
Tradutor Público

SECRETARY'S OFFICE
1793 DELAWARE 1855

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4238368 8100

060962842

AUTHENTICATION: 5131109

DATE: 10-20-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:20 PM 10/19/2006
FILED 05:20 PM 10/19/2006
SRV 060962842 - 4238368 FILE

CERTIFICATE OF FORMATION

of

AEROLEO INTERNACIONAL, LLC

The undersigned hereby files the following Certificate of Formation for AEROLEO INTERNACIONAL, LLC (hereinafter designated "**Company**") under the Delaware Limited Liability Company Act and certifies that he is duly authorized to file this Certificate of Formation in the capacity indicated below:

ARTICLE ONE

Name

The name of the Company is "AEROLEO INTERNACIONAL, LLC." (Aeroleo is a made up name).

ARTICLE TWO

Registered Office and Registered Agent

The address of the initial registered office of the Company is:

615 S. Dupont Highway
Dover, Delaware 19901

and the name of its initial registered agent at such address is:

Capitol Services, Inc.

IN WITNESS WHEREOF, I executed this Certificate of Formation on this 18th day of October, 2006.

Dunham F. Jewett, Organizer

ANTONIO ERNESTO PASCUALIN Tradutor Público

CJM 90584v.

DOCUMENTO TRADUZIDO
N.º 15564 Livro 161
Pág. 161/163 Data 31/01/07
ANTONIO ERNESTO PASQUALIN
TRADUTOR PÚBLICO

I hereby certify that the attached Certificate of Formation is a true and correct copy of the original Certificate of Formation for Aeroleo Internacional, LLC, a Delaware limited liability company.

Newton Nascimento Lins,
Chairman of the Board and
President

THE STATE OF TEXAS

COUNTY OF HARRIS

This document was acknowledged, sworn to and subscribed before me on the 4th day of January, 2007 by Newton Nascimento Lins.

Notary Public in and for
the State of Texas

DAVID B. RAE
MY COMMISSION EXPIRES
March 19, 2008